                                                                    EXHIBIT 10.8

Disclosure Regarding Confidential Information:

        Portions of pages 2-4, 11, 15 and 16 and of Attachment D to this
Exhibit 10.8 to the Annual Report on Form 10-K (consisting of portions of
9 multiple pages) have been omitted from this exhibit filed with the Securities and Exchange Commission (the "Commission") by SkyWest, Inc. The omitted portions, which are the subject of an application for confidential treatment and have been filed separately with the Commission, are identified in this exhibit by the placement of the following symbols: *****.



                        PURCHASE AGREEMENT NO. GCT-008/98
                          EMBRAER - EMPRESA BRASILEIRA
                               DE AERONAUTICA S.A.
                                       AND
                             SKYWEST AIRLINES, INC.

                                     INDEX


ARTICLE                                                     PAGE
                                                            ----
1. DEFINITIONS                                                1
2. SUBJECT                                                    2
3. PRICE                                                      2
4. PAYMENT                                                    3
5. DELIVERY                                                   4
6. CERTIFICATION                                              5
7. ACCEPTANCE AND TRANSFER OF OWNERSHIP                       5
8. STORAGE CHARGE                                             6
9. DELAYS IN DELIVERY                                         7
10. INSPECTION AND QUALITY CONTROL                            8
11. CHANGES                                                   9
12. WARRANTY                                                 11
13. TECHNICAL ASSISTANCE SERVICES                            11
14. SPARE PARTS POLICY                                       12
15. PUBLICATIONS                                             12
16. ASSIGNMENT                                               12
17. RESTRICTIONS AND PATENT INDEMNITY                        13
18. MARKETING PROMOTIONAL RIGHTS                             13
19. TAXES                                                    13
20. APPLICABLE LAW                                           13
21. JURISDICTION                                             14
22. TERMINATION                                              14
23. OPTIONS                                                  16
24. INDEMNITY                                                18
25. NOTICES                                                  18
26. CONFIDENTIALITY                                          19
27. INTEGRATED AGREEMENT                                     19
28. NEGOTIATED AGREEMENT                                     19
29. COUNTERPARTS                                             19
30. ENTIRE AGREEMENT                                         19

ATTACHMENTS:

"A" - AIRCRAFT TECHNICAL DESCRIPTION AND AIRCRAFT SPECIFIC CONFIGURATION

"B" - AIRCRAFT FINISHING, REGISTRATION MARKS, FERRY EQUIPMENT, SPARE PARTS POLICY, AND LIST OF PUBLICATIONS

"C" - WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP

"D" - EMB-120 BRASILIA PRICE ESCALATION FORMULA


120ER Purchase Agreement
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
                        PURCHASE AGREEMENT NO. GCT-008/98


THIS AGREEMENT IS ENTERED INTO THIS 26th DAY OF MARCH 1998, BY AND BETWEEN EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A. AND SKYWEST AIRLINES, INC., FOR THE PURCHASE AND SALE OF EMBRAER AIRCRAFT.

THE SALE COVERED BY THIS AGREEMENT SHALL BE GOVERNED SOLELY BY THE TERMS AND CONDITIONS HEREIN SET FORTH, AS WELL AS BY THE PROVISIONS SET FORTH IN THE ATTACHMENTS HERETO.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS SIGNED BY AN AUTHORIZED OFFICER OF SKYWEST AIRLINES, INC. AND EXECUTED BY TWO AUTHORIZED OFFICERS OF EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A.


1.      DEFINITIONS:

        For the purpose of this Agreement, the following definitions are hereby adopted by the parties:

        a. EMBRAER - shall mean EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A., a Brazilian corporation with its principal place of business at Sao Jose dos Campos, Sao Paulo, Brazil.

        b. BUYER - shall mean SkyWest Airlines, Inc., a company with its principal place of business at 444 South River Road, St. George, Utah 84790.

        C.      PARTIES - shall mean EMBRAER and BUYER.

        d. AIRCRAFT - shall mean the EMB-120ER "BRASILIA" aircraft or, where there is more than one such aircraft, each of the EMB-120ER "BRASILIA" aircraft manufactured by EMBRAER, for sale to BUYER pursuant to this Agreement, according to the Technical Description number TD-120/9801 dated February 1998, and the AIRCRAFT Specific Configuration constituting the Attachment "B" to this Agreement, and equipped with Pratt & Whitney Canada Inc. PW-118B engines, according to PW-118A Turboprop Engine Specification no.1083, dated February 6, 1996.

        e. SERVICES - shall mean technical assistance services as specified in Article 13 herein.


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
        f. CONTRACTUAL DELIVERY DATE - shall mean the delivery date referred to in Article 5 of this Agreement.

        g. ACTUAL DELIVERY DATE - shall mean, in respect of each AIRCRAFT, the date on which BUYER obtains title to that AIRCRAFT in accordance with Article 7 hereof.

        h. CTA - shall mean the Aerospace Technical Center of the Brazilian Ministry of Aeronautics.

        i.      FAA - shall mean the Federal Aviation Administration.

        j. BASIC PRICE - shall mean the AIRCRAFT total price, effective on the date of execution of this Purchase Agreement, as referred to in its Article 3.

        k. PURCHASE PRICE - shall mean the AIRCRAFT total price, effective on the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE, *****.

2.      SUBJECT:

        This Agreement covers:

        a. Twenty (20) firm order AIRCRAFT (the "FIRM AIRCRAFT"), and options for BUYER to purchase up to forty (40) additional AIRCRAFT (the "OPTION AIRCRAFT") on the terms and conditions of this Agreement.

        b.      SERVICES as specified in Article 14 herein.

                These AIRCRAFT include the exercise by BUYER of its option to purchase EMB-120 Brasilia AIRCRAFT according to the provisions of Purchase Agreement No. DSP/AJV-30B/93, Article 26 - Groups III and IV

3.      PRICE:

        a.****


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
*****
        b. The BASIC PRICE as indicated in item "a.1" herinabove shall be escalated according to the formula established in Attachment "D" hereto. Such price as escalated shall be the AIRCRAFT PURCHASE PRICE and will be provided to BUYER two (2) months prior to each AIRCRAFT CONTRACTUAL DELIVERY DATE. Except for the first three aircraft, for which the AIRCRAFT PURCHASE PRICE shall be provided one week after execution of this Purchase Agreement.

4.      PAYMENT:*****


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
        *****

        b. Interest will accrue at the rate of one percent (1%) per month or any part thereof on any amount not paid to EMBRAER as set forth in paragraph 4.a of this Article from the date on which such payments should have been made as therein set forth, until the actual receipt by EMBRAER of such amounts.

        C. Without prejudice to the above, should BUYER fall to make any payment on the due date, EMBRAER shall have the right, at its sole discretion, to (i) terminate this Agreement and in this case BUYER shall release on behalf of EMBRAER all amounts previously paid by BUYER towards this Agreement without prejudice to EMBRAER's rights to indemnity as set forth in this Agreement or by law or (ii) postpone, at its sole discretion, the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE.

5.      DELIVERY:

        Subject to payment in accordance with Article 4 hereof and the provisions of Articles 7 and 9 hereof, the AIRCRAFT shall be offered by EMBRAER to BUYER, by means of a written notice, for inspection, acceptance and subsequent delivery, in Fly Away Factory ("F.A.F.") conditions, at Sao Jose dos Campos, State of Sao Paulo, Brazil, according to the following schedule:

        FIRST AND SECOND AIRCRAFT          on or before March 27, 31, 1998
        THIRD AIRCRAFT                     on or before April 30, 1998
        FOURTH AND FIFTH AIRCRAFT          on or before May 22, 29, 1998
        SIXTH AND SEVENTH AIRCRAFT         on or before June 23, 30, 1998
        EIGHT AIRCRAFT                     on or before July 31, 1998
        NINTH AIRCRAFT                     on or before August 31, 1998
        TENTH AIRCRAFT                     on or before September 30, 1998
        ELEVENTH AIRCRAFT                  on or before November 23, 1998
        TWELFTH AIRCRAFT                   on or before March 23, 1999
        THIRTEENTH AIRCRAFT                on or before April 20, 1999
        FOURTEENTH AIRCRAFT                on or before May 21, 1999
        FIFTEENTH AIRCRAFT                 on or before August 20, 1999
        SIXTEENTH AIRCRAFT                 on or before September 22, 1999
        SEVENTEENTH AIRCRAFT               on or before October 20, 1999
        EIGHTEENTH AIRCRAFT                on or before November 22, 1999
        NINETEENTH AIRCRAFT                on or before December 20, 1999
        TWENTIETH AIRCRAFT                 on or before December 28, 1999


120ER Purchase Agreement
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
6.      CERTIFICATION:

        The AIRCRAFT shall be delivered to BUYER with an export certificate of airworthiness issued by CTA complying with the requirements of FAR-25 and the requirements of the FAA. The condition of the AIRCRAFT on delivery and the documentation delivered with the AIRCRAFT, including the above-mentioned export certificate of airworthiness, shall be sufficient to enable BUYER to obtain a standard certificate of airworthiness for the AIRCRAFT. Subject to the above, it shall be BUYER's responsibility to obtain such standard certificate of airworthiness for the AIRCRAFT, at BUYER'S sole expense.

7.      ACCEPTANCE AND TRANSFER OF OWNERSHIP:

        a. Unless BUYER is notified otherwise, the AIRCRAFT shall be delivered in accordance with the provisions and schedules specified in Article 5 herein. EMBRAER shall give BUYER fifteen
                (15) calendar days advance notice of the date on which EMBRAER considers that each AIRCRAFT will be ready for delivery. Upon successful completion of ground and flight tests performed by EMBRAER, BUYER will receive a written confirmation that the AIRCRAFT concerned is ready for delivery, on which date BUYER shall promptly inspect such AIRCRAFT.

        b. BUYER shall be allowed a reasonable period of time to inspect and conduct an acceptance flight of each AIRCRAFT prior to its delivery. The fuel for the AIRCRAFT's acceptance flight will be provided by EMBRAER. After such acceptance flight, each AIRCRAFT will be delivered by EMBRAER to BUYER in accordance with Article 5 hereof with its wing tanks full.

        c. If BUYER finds an AIRCRAFT acceptable, BUYER shall promptly make the due payments, if any, according to Article 4 hereof and accept delivery of such AIRCRAFT, whereupon the necessary title and risk transfer documents shall be executed in order to effect title transfer.

        d. If BUYER declines to accept an AIRCRAFT, BUYER shall immediately give EMBRAER written notice of all specific reasons for such refusal and EMBRAER shall have five (5) business days, commencing on the first business day after receipt of such notice, to take all necessary actions in order to resubmit the AIRCRAFT to BUYER for reinspection.

        e. BUYER shall reinspect the AIRCRAFT within five (5) calendar days after receipt of notice from EMBRAER that all necessary actions were taken. This period, as well as the one mentioned in item "d" above, shall not be considered as part of the thirty (30) calendar days grace period provided for in Article 9.b.1 hereof.


120ER Purchase Agreement
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
        f. Should BUYER fail to comply with the procedures specified in any of the preceding items, EMBRAER shall not be held liable for any delays in delivery.

        g. Should BUYER fail to perform the acceptance and receipt of title of the AIRCRAFT within ninety (90) calendar days to be computed from the notification specified in item "a" above, EMBRAER shall be entitled to either terminate this Agreement pursuant to
                Article 22.f hereinbelow or, at its sole discretion, renegotiate the terms of this Agreement with BUYER.

8.      STORAGE CHARGE:

        a. A storage charge equal to zero point zero three percent (0.03%) of the relevant AIRCRAFT BASIC PRICE per calendar day shall be charged by EMBRAER to BUYER commencing on the fifteenth (15th) calendar day after:

                1. BUYER's failure to perform inspection or reinspection of an AIRCRAFT, per the date or time period specified in writing by EMBRAER, according to Articles 5 and/or 7 hereof, as applicable.

                2. BUYER's acceptance of an AIRCRAFT when BUYER defaults in the fulfillment of any payment due in taking title to such AIRCRAFT immediately thereafter.

        b. A storage charge equal to zero point zero three percent (0.03%) of the relevant AIRCRAFT BASIC PRICE per calendar day shall be charged by EMBRAER to BUYER commencing on the thirtieth (30th) calendar day after BUYER's failure after title transfer to remove an AIRCRAFT from EMBRAER's facilities.

        c. The fifteen (15) and thirty (30) calendar days "GRACE PERIOD" is conditioned to receipt by EMBRAER of a written notification, ten
                (10) days in advance of the expected delay in the performance of BUYER'S obligations set forth in items "a.1", "a.2" and "b" above.

        d. In the event an AIRCRAFT CONTRACTUAL DELIVERY DATE must be extended by EMBRAER from that which is designated in Article 5 hereof due to BUYER's failure to perform any action or provide any information contemplated by this Agreement, other than the ones specified in the preceding item", the storage charge shall commence on the fifteenth (15th) calendar day after the CONTRACTUAL DELIVERY DATE relative to such AIRCRAFT.


120ER Purchase Agreement
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
        e. BUYER undertakes to pay the storage charge, as set forth in items "a', "b" or "c" hereinabove, as applicable, in U.S. dollars per each month of delay or part thereof, upon presentation of an invoice by EMBRAER.

9.      DELAYS IN DELIVERY:

        a.      EXCUSABLE DELAYS:

                1. EMBRAER shall not be held liable or be found in default for any delays in the delivery of an AIRCRAFT or in the performance of any act to be performed by EMBRAER under this Agreement, resulting from, but not restricted to, the following events or occurrences hereinafter referred to as "excusable delays" (a) force majeure (including, but not limited to, war or state of war, civil war, insurrection, fire, accident, explosion, flood, act of government, governmental priorities, requisition, strike, labor troubles); (b) inability despite due and timely diligence to procure any materials, equipment, accessories, parts or means of transport; or (c) any delay resulting from any failure by BUYER to perform any action or provide any information contemplated by this Agreement or delays resulting from any other cause to the extent it is beyond EMBRAER's control or does not result from EMBRAER's fault or negligence.

                2. Within sixty (60) calendar days after the occurrence of any of the above-mentioned events which constitute causes of excusable delays in delivery of an AIRCRAFT or in the performance of any act to be performed by EMBRAER under this Agreement, EMBRAER undertakes to send a written notice to BUYER, with requested acknowledgment of receipt, including a description of details involved and an estimate of the effects expected upon the timing of the performance of its contractual obligations.

                3. Any such delays shall extend the time for delivery of an AIRCRAFT by the same number of calendar days required for the cause of delay to be remedied. EMBRAER undertakes to use its best efforts whenever applicable to avoid or remove any such causes of delay and to minimize their effect on the CONTRACTUAL DELIVERY DATE of an AIRCRAFT-

                4. If the cause of such excusable delays is such as to last longer than three hundred (300) calendar days or to render the performance of this Agreement impossible, then this Agreement shall be considered terminated without liability to either party, except as provided for in Article 22-b hereof.


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

        b.      NON-EXCUSABLE DELAYS:

                1. if the delivery of an AIRCRAFT is delayed, without any excusable reason, by more than ten (10) calendar days after the CONTRACTUAL DELIVERY DATE for such AIRCRAFT, BUYER will be entitled to claim from EMBRAER liquidated damages equal to US$ 5,000.00 (five thousand US Dollars) per day, for each calendar day of delay in excess of the above-mentioned ten (10) calendar days, up to the date EMBRAER notices BUYER such AIRCRAFT will be ready for delivery via written notice per Article 7.a hereof, it being understood that such liquidated damages will not, in any event, exceed three percent (3%) of the BASIC PRICE of the delayed item.

                2. The grace period of ten (10) calendar days granted by BUYER to EMBRAER as mentioned herein shall only prevail should BUYER receive a written notification from EMBRAER advising the expected delay and provided such written notification is presented to BUYER forty (40) calendar days prior to the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE.

                3. It is agreed between the PARTIES that if, with respect to a delayed AIRCRAFT, EMBRAER does not receive a claim for liquidated damages as mentioned in item "b.1" above from BUYER within ninety (90) calendar days after the CONTRACTUAL DELIVERY DATE of such AIRCRAFT, BUYER shall be deemed to have fully waived its rights to such liquidated damages.

        C.      DELAY DUE TO LOSS OR STRUCTURAL DAMAGE OF THE AIRCRAFT:

                Should any AIRCRAFT be destroyed or damaged before its acceptance to the extent that it becomes commercially useless, BUYER may, at its sole discretion, either take a replacement AIRCRAFT at a later delivery date to be agreed by the PARTIES or terminate this Agreement with respect to such AIRCRAFT by notice to EMBRAER given in accordance with Article 24 hereof, without any liability to either party.

10.     INSPECTION AND QUALITY CONTROL:

        a. BUYER is hereby allowed to have one or more authorized representatives at EMBRAER's facilities in order to assure that the AIRCRAFT and SERVICES were developed in accordance with this Agreement and according to all applicable quality control standards.


120ER Purchase Agreement
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
        b. BUYER shall present and communicate to EMBRAER the names of its authorized representatives, by means of a written notice, at least thirty (30) calendar days prior to the earliest delivery date specified in Article 5 hereof.

        C. Such representatives shall also be authorized to sign the acceptance and transfer of title and risk documents and accept delivery of the AIRCRAFT pursuant to Article 7 hereof.

        d. For the purposes subject hereof, EMBRAER shall provide reasonable communication facilities for BUYER's authorized representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests.

        e. It is agreed by the PARTIES that BUYER's authorized representatives shall observe EMBRAER's administrative rules and instructions while at EMBRAER's facilities.

        f. The BUYER's authorized representatives shall be allowed exclusively in those areas related to the subject matter hereof and BUYER agrees to hold harmless EMBRAER from and against all and any kind of liabilities in respect to such representatives, for whom BUYER is solely and fully responsible under all circumstances and in any instance.

11.     CHANGES:

        a. Each AIRCRAFT will comply with the standards defined in the Attachment "A" hereto and shall incorporate all modifications which are classified as Airworthiness Directives (AD's) mandatory by CTA or FAA-or those agreed upon by BUYER and EMBRAER in accordance with this Article 11.

        b. All the specified tray-mounted avionic equipment installed in the AIRCRAFT shall be of the latest modification standard made available to EMBRAER by the relevant vendor at such time as not to violate the delivery schedule of the AIRCRAFT. All other parts will be of the latest modification standard available at the moment of scheduled installation in the AIRCRAFT.

        C. The PARTIES hereby agree that changes can be made by EMBRAER in the design of the AIRCRAFT; the definition of which and its respective classification shall be in compliance to the AIRCRAFT Type Specification as follows:


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
                1. Minor changes - defined as those modifications which shall not adversely affect the AIRCRAFT in any of the following:

                        - Performance, weight or balance;

                        - Structural strength, flight qualities; operation
                          and/or characteristics;

                        - Interchangeability of parts; defined by EMBRAER as
                          interchangeable

                        - AIRCRAFT delivery and prices;

                        - Operational safety;

                        - Ease of maintenance;

                        - Noise and environmental control.

                2. Major changes - defined as those modifications which affect at least one of the topics mentioned in item "c. 1" hereinabove.

        d. EMBRAER shall have the right, without the prior consent of BUYER, to make minor changes, as referred to in item "c.1" hereinabove, in the design of AIRCRAFT. The costs of any such changes shall be borne by EMBRAER.

        e. Major changes as referred to in item "c.2" hereinabove which are classified as Airworthiness Directives (AD's) mandatory by CTA and/or FAA shall be conveyed to BUYER by means of Service Bulletins, approved by said authorities and incorporated by EMBRAER in all AIRCRAFT delivered or to be delivered to BUYER at EMBRAER's own costs during the term of the AIRCRAFT's Warranty Certificate validity, in a reasonable period of time. When flight safety is affected, such changes will be immediately incorporated.

                EMBRAER shall not be liable for any delays, in the AIRCRAFT CONTRACTUAL DELIVERY DATE resulting from the execution of any change classified as mandatory by CTA or FAA when the AIRCRAFT shall have already surpassed the specific production stage affected by the incorporation of said change.

        f. Major changes (any other than those which are Airworthiness Directives mandatory as per item "e" above), any change developed by EMBRAER as product improvement and any change required by BUYER, including those changes required by BUYER's country authorities as a consequence of alterations, amendments and/or innovations of its present airworthiness regulations, shall be considered as optional and, as such, the corresponding cost proposals shall be submitted by EMBRAER to BUYER for consideration and approval. Should BUYER not approve any such change, it shall not be incorporated in the AIRCRAFT.


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
        g. Any change made by EMBRAER in accordance with the preceding items which affect the provisions of Attachment "A" hereto shall be incorporated in said Attachment by means of an amendment. The amendments shall be submitted to BUYER for signature thirty (30) calendar days prior to the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE, a copy of which shall be received by EMBRAER, duly signed, prior to the relevant AIRCRAFT ACTUAL DELIVERY DATE.

12.      WARRANTY:

        The materials and workmanship relative to the AIRCRAFT subject of this Agreement will be warranted in accordance with the terms and conditions specified in Attachment "C" hereto. If BUYER intends to place the AIRCRAFT on lease to another party or to assign the rights and obligations as specified in Article 16 hereof, it is BUYER's responsibility to obtain EMBRAER's prior consent as well as to provide EMBRAER written notice within five (5) business days of any changes as to BUYER's designated lessee or assignee complying with Article 6 of the Attachment "C" hereof.

13.     TECHNICAL ASSISTANCE SERVICES:

        *****
        Notwithstanding the eventual use of the term "training" in this Article 13 or in the Agreement, the intent of the SERVICES provided hereunder is to familiarize BUYER's pilots with the operation of the AIRCRAFT. It is not the intent of EMBRAER to provide basic training to any representatives of BUYER.

        Simulator Training - Provided that BUYER's pilots are duly qualified as regards AIRCRAFT systems, weight and balance, performance and normal/emergency procedures, simulator training of no more than twelve
        (12) hours per pilot, for six (6) pilots per aircraft, shall be provided at EMBRAER's facilities in Ft. Lauderdale, Florida, United States of America or at such other location as EMBRAER shall reasonably designate, or, at BUYER's option, at any FlightSafety facility that offers such training, to the extent time is available. BUYER must give written notification to EMBRAER thirty (30) calendar days in advance of BUYER's expected training schedules.
        *****
        Any other additional SERVICES shall depend on mutual agreement between the PARTIES and shall be charged by EMBRAER accordingly.


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
        The presence of BUYER's authorized trainees and representatives at EMBRAER's facilities shall be allowed exclusively in those areas related to the subject matter hereof and BUYER agrees to hold harmless EMBRAER from and against all and any kind of liabilities in respect to such trainees and representatives for whom BUYER is solely and fully responsible under all aspects and in any instance.

14.     SPARE PARTS POLICY:

        EMBRAER guarantees the supply of spare parts and Aircraft Ground Equipment for the AIRCRAFT, in accordance with Article 4 of Attachment "B" hereto, for a period of ten (10) years after production of the last aircraft of the same type. Such spare parts and Aircraft Ground Equipment shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by EMBRAER of the purchase order. The spare parts and Aircraft Ground Equipment may be supplied either by EMBRAER or through its subsidiaries or branch offices located abroad.

15.     PUBLICATION:

        a. Aircraft Publications - EMBRAER shall supply for each AIRCRAFT, at no cost to BUYER, copies of operational and maintenance publications applicable thereof in the English language and in the quantities as specified in Article 5 of Attachment "B" hereof. Such publications are issued under A.T.A. 100 Specification (as applicable) and are available in hard copies. The revision service for these publications is provided free-of-charge, including mailing services (except for air cargo shipping), for the first two (2) years and subsequently at a nominal fee. Such publications, except for one set of operational publications supplied with each AIRCRAFT to accomplish airworthiness requirements, will be delivered to BUYER no later than one (1) month after the execution of this Purchase Agreement.

        b. Vendor Items Publications - With respect to vendor items installed in the AIRCRAFT which have their own publications, the BUYER will receive them in the quantity specified in Article 5 of Attachment "B" hereto, in their original content and printed form, directly from the suppliers, who are also in charge of keeping them continuously updated through a direct communication system with the BUYER.

16.     ASSIGNMENT:

        BUYER's rights and obligations hereunder may not be assigned without EMBRAER's previous written consent.


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
17.     RESTRICTIONS AND PATENT INDEMNITY:

        This sale does not include the transfer of designs, copyrights, patents and other similar rights to BUYER. Subject to BUYER's duty to immediately advise EMBRAER of any alleged copyright or patent infringement, EMBRAER shall indemnify and save BUYER harmless with respect to any claims made against BUYER if the AIRCRAFT infringes copyright patents or the proprietary rights of others.

18.     MARKETING PROMOTIONAL RIGHTS:

        EMBRAER shall have the right to show free of any charge, for marketing purposes, the image of BUYER's AIRCRAFT, painted with BUYER's colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, and sculptural works), through all mass communications media such as billboards, magazines, newspapers, television, movies, theaters, as well as in posters, catalogs, models and all other kinds of promotional material. In the event such AIRCRAFT is sold to or operated by or for another company or person, EMBRAER shall be entitled to disclose such fact, as well as to continue to show the image of the AIRCRAFT, free of any charge, for marketing purposes, either with the original or the new colors and emblems, unless otherwise notified, provided that such notification shall be subject to the reasonable satisfaction and agreement of EMBRAER. If accepted, said prohibition, however, shall in no way apply to the promotional materials or pictorial, graphic or sculptural works already existing or to any contract for the display of such materials or works already binding EMBRAER at the time of receipt of the notification.

        The provisions of this Article shall be included in all future sales or lease agreements concerning the AIRCRAFT.

19.     TAXES:

        EMBRAER shall pay all taxes arising from the sale subject of this Agreement as may be imposed on it under the Brazilian laws. All other taxes, imposts, fees, withholding taxes, stamp taxes and any other similar or dissimilar taxes, as well as any duties as may be imposed on the sale subject of this Agreement, shall be borne by BUYER.

20.     APPLICABLE LAW:

        This Agreement shall be construed in accordance with and its performance shall be governed by the laws of the Federative Republic of Brazil.


120ER Purchase Agreement
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                                                                   Page 13 of 20

21.     JURISDICTION:

        All disputes arising in connection with this Agreement shall be finally settled in the courts of the city of Sao JOSE dos Campos, Sao Paulo, Brazil. The PARTIES hereby waive any other court of Jurisdiction that may be competent for settlement of disputes arising from this Agreement.

22.     TERMINATION:

        a. Should either party fail to comply partially or completely with its obligations hereunder, the other party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than five (5) calendar days. Should such failure not be remedied within the period so specified, then the party who gave notice of such failure shall be entitled to terminate this Agreement provided always that the foregoing shall not apply in any circumstances where a specific right of termination is available or will be available upon the expiry of a specific period of time. Should termination occur in accordance with the foregoing, the defaulting party shall pay to the non-defaulting party, as liquidated damages, an amount determined by mutual agreement or by law.

        b. BUYER shall have the right to terminate this Agreement, in respect to the relevant AIRCRAFT, upon the occurrence of any excusable delay of three hundred (300) calendar days or longer and any non-excusable delay of ninety (90) calendar days or longer after such AIRCRAFT CONTRACTUAL DELIVERY DATE. Such right to be exercisable by giving EMBRAER a written notice to such effect no earlier than the three hundredth (300th) or ninetieth
                (90th) calendar day as applicable. Upon receipt of such notice of termination, EMBRAER shall return to BUYER an amount equal to the amounts previously paid by BUYER relative to the relevant AIRCRAFT less the value of equipment or services previously delivered or performed by EMBRAER, it being hereby agreed by the PARTIES that, in this case, no kind of other indemnity shall be due by EMBRAER to BUYER.

        C. In the event of a force majeure occurring prior to the ACTUAL DELIVERY DATE of any AIRCRAFT which causes BUYER to determine not to purchase such AIRCRAFT, BUYER may by written notice to EMBRAER, terminate the Purchase Agreement with respect to such AIRCRAFT, and BUYER shall only be liable to EMBRAER for the following amounts on account of such AIRCRAFT:


120ER Purchase Agreement
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                                                                   Page 14 of 20

        *****

        d. EMBRAER agrees that BUYER has the option to terminate the Purchase Agreement with no penalty assessed against BUYER by EMBRAER, in the event EMBRAER fails to deliver any six (6) consecutive AIRCRAFT due to force majeure reasons (and in case of this item "d", excluding acts of government, governmental priorities, requisition, strike and labor troubles from the concept of force majeure) and/or if such delay is due to reasons detailed in Article 1O.a.1 (b) (except to the extent that the delay is as a consequence of a general work force strike of EMBRAER or of a supplier of EMBRAER, if the supplier provides to EMBRAER a major component of the AIRCRAFT) and for which Article 22.c has not been invoked, within sixty (60) days of each relevant AIRCRAFT CONTRACTUAL DELIVERY DATE as specified in
                Article 6 herein. If EMBRAER fails to deliver any six (6) consecutive AIRCRAFT within such sixty (60) day period as above mentioned, BUYER's right to terminate the Purchase Agreement may be exercised by written notice to EMBRAER as provided in Article 25 herein, within five (5) days after the expiration of the sixty (60) day period following the CONTRACTUAL DELIVERY DATE of the third consecutive AIRCRAFT delayed more than sixty (60) days. In this case, all amounts paid by BUYER to EMBRAER under the Purchase Agreement, and specifically with regard to the non-delivered AIRCRAFT, shall be returned to BUYER, less the value of equipment or services previously delivered or performed by EMBRAER, it being hereby agreed by the PARTIES that, in this case, no other kind of indemnity shall be due by EMBRAER to BUYER.

        e. If EMBRAER terminates this Agreement pursuant to Article 7.g hereof, EMBRAER may, at its sole option, retain all amounts previously paid by BUYER as liquidated damages resulting from such default on the part of BUYER.


120ER Purchase Agreement
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                                                                   Page 15 of 20

23.     OPTIONS:

        a. In addition to the FIRM AIRCRAFT, and subject to the conditions set forth hereinbelow, BUYER shall have the option to purchase another forty (40) AIRCRAFT (the "OPTION AIRCRAFT") at the unit BASIC PRICE per OPTION AIRCRAFT, with adjustments for any additions and/or deletions of equipment and/or provisioning agreed to by BUYER and EMBRAER.

                This basic price shall be escalated in accordance with the escalation formula provided in Attachment "D" to this Agreement.

        b. For option exercise purposes, the OPTION AIRCRAFT are divided into four (4) groups of ten (10) OPTION AIRCRAFT each as defined in item "c" hereinbelow.

        c.      *****


                GROUP                            OPTION EXERCISE DATE
                -----                            --------------------
                I    OPTION Aircraft   21 - 30   March 31, 1998
                II   OPTION Aircraft   31 - 40   December 31, 1998
                III  OPTION Aircraft   41 - 50   May 31, 1999
                IV   OPTION Aircraft   51 - 60   November 30, 1999

        d. Delivery for OPTION Aircraft in Groups I -through IV shall occur in accordance with option delivery dates below specified, subject to availability of delivery positions at the time Buyer elects to exercise its option:


                GROUP 1 OPTION AIRCRAFT                   DELIVERY DATE:
                -----------------------                   --------------
                21st A/C                                  December 29, 1998
                22nd A/C                                  January 20, 1999
                23rd & 24th A/C                           February 19, 1999
                25th A/C                                  April 25, 1999
                26th & 27th A/C                           June 22, 1999
                28th A/C                                  July 30, 1999
                29th A/C                                  August 31, 1999
                30th A/C                                  October 29, 1999


120ER Purchase Agreement
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                                                                   Page 16 of 20

GROUP 2 OPTION AIRCRAFT            DELIVERY DATE:
-----------------------            --------------
31st & 32nd A/C                    January 2000
33rd & 34th A/C                    February 2000
35th & 36th A/C                    March 2000
37th & 38th A/C                    April 2000
39th & 40th A/C                    May 2000


GROUP 3 OPTION AIRCRAFT            DELIVERY DATE:
-----------------------            --------------
41st & 42nd A/C                    June 2000
43rd & 44th A/C                    July 2000
45th & 46th A/C                    August 2000
47th & 48th A/C                    September 2000
49th A/C                           October 2000
50th A/C                           November 2000


GROUP 4 OPTION AIRCRAFT            DELIVERY DATE:
-----------------------            --------------
51st A/C                           December 2000
52nd A/C                           January 2001
53rd A/C                           February 2001
54th A/C                           March 2001
55th A/C                           April 2001
56th A/C                           May 2001
57th A/C                           June 2001
58th A/C                           July 2001
59th A/C                           August 2001 -
60th A/C                           September 2001


        Upon exercise of each Group of OPTION AIRCRAFT and confirmation that delivery positions are available, BUYER shall purchase and EMBRAER shall sell such AIRCRAFT pursuant to the terms of this Purchase Agreement.

e. Buyer many not purchase any OPTION AIRCRAFT unless BUYER has purchased all twenty (20) FIRM AIRCRAFT, and receipt by EMBRAER of any and all payments due, pursuant thereto. Should BUYER fail to purchase and receive any of the FIRM AIRCRAFT, or fail to cause EMBRAER to receive full payment therefore in accordance with this Purchase Agreement, then any right for BUYER to purchase the OPTION AIRCRAFT shall be considered null and void.

f. Should BUYER fail to exercise a Group of OPTIONS on the OPTION exercise dates determined in item "c" of this Article 23, or on any other dates in lieu thereof that may be agreed by EMBRAER and BUYER in writing, EMBRAER shall be entitled to consider the OPTION contemplated in this
        Article 23 terminated for that Group.



120ER Purchase Agreement
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                                                                   Page 17 of 20

        g. OPTION Aircraft pricing is offered to BUYER provided that delivery of all forty (40) OPTION AIRCRAFT shall occur on or before September 30, 2001 . Any OPTION AIRCRAFT contracted for delivery after such date shall be subject to a price adjustment according to the EMBRAER pricing criteria then prevailing.

24.     INDEMNITY:

        BUYER agrees to indemnify and hold harmless EMBRAER and EMBRAER's officers, agents and employees from and against all liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from EMBRAER and/or EMBRAER's officers, agents and employees by reason of loss or damage to property or by reason of injury or death of any person resulting from or in any way connected with the performance of services by employees, representatives or agents of EMBRAER for or on behalf of BUYER related to AIRCRAFT delivered by EMBRAER to BUYER, including, but not limited to, technical operations, maintenance and training services and assistance performed while on the premises of EMBRAER or BUYER, while in flight on BUYER owned AIRCRAFT or while performing any other services, at any place, in conjunction with the AIRCRAFT operations of BUYER.

25.     NOTICES:

        All notices permitted or required hereunder shall be in writing in the English language and sent, by registered mail or facsimile, to the attention of the Senior Manager - Contracts as to EMBRAER and of the Vice President -- Planning as to the BUYER, to the addresses indicated below or to such other address as either party may, by written notice, designate to the other.

        a.      EMBRAER:
                EMBRAER - Empresa Brasileira de Aeronautica S.A. Av. Brigadeiro Faria Lima, 2170 12225 Sao Jose dos Campos - SP BRAZIL
                Telephone: (011)(55)(12)345-1410
                Facsimile: (011)(55)(12)345-1257

        b.      BUYER:

                SkyWest Airlines, Inc.
                444 South River Road
                St. George, Utah 84790
                Telephone: (435) 634-3000
                Facsimile: (435) 634-3305

120ER Purchase Agreement
--------------------------------------------------------------------------------
                                                                   Page 18 of 20

26.     CONFIDENTIALITY:

        BUYER does not have the right to disclose the terms of this Agreement except as required by law or in order to obtain AIRCRAFT financing. BUYER agrees not to disclose any portion of this Agreement or its Attachments, amendments or any other supplement to any third party without EMBRAER's written consent, except as necessary to obtain AIRCRAFT financing. Without limiting the foregoing, in the event BUYER is legally required to disclose the terms of this Agreement, BUYER agrees to exert its best efforts to request confidential treatment of the clauses and conditions of this Agreement relevantly designated by EMBRAER as confidential.

27.     INTEGRATED AGREEMENT:

        All attachments referred to in this Agreement and attached hereto are, by such reference and attachment, incorporated in this Agreement. This Purchase Agreement, including all Attachments and all amendments, modifications and supplements, is herein and hereinafter called the "Agreement" or the "Purchase Agreement".

28.     NEGOTIATED AGREEMENT:

        BUYER and EMBRAER agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the PARTIES, and that the rights, obligations and other mutual agreements of the PARTIES contained in this Agreement were arrived at in consideration of such complete discussion and negotiation between the PARTIES.

29.     COUNTERPARTS:

        This Agreement may be signed by the PARTIES hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto whereupon the same instrument and all of which when taken together shall constitute but one and the same instrument.

30.     ENTIRE AGREEMENT:

        This Agreement constitutes the entire agreement of the PARTIES hereto with respect to the sale described as its subject and supersedes all previous and connected negotiations, representations and agreements between the PARTIES. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the PARTIES.


120ER Purchase Agreement
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                                                                   Page 19 of 20

IN WITNESS WHEREOF, the PARTIES have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER                                    BUYER

By: [SIG]                                  By: /s/BRADFORD R. RICH
   --------------------------------           --------------------------------
Name: [ILLEGIBLE]                          Name: Bradford R. Rich
     ------------------------------             ------------------------------
Title: [ILLEGIBLE]                         Title: Exec. VP, CFO & Treasurer
      -----------------------------              -----------------------------

By: [SIG]                                  By: /s/ ERIC CHRISTENSEN
   --------------------------------           --------------------------------
Name:                                      Name: Eric Christensen
     ------------------------------             ------------------------------
Title:                                     Title: VP Planning and Corporate
      -----------------------------               Secretary
Date:  March 5, 1998                       Date: March 29, 1998
     ------------------------------             ------------------------------
Place: San Jose dos Campos - SP Brazil     Place: St. George, UT
     ------------------------------              -----------------------------

Witness: [SIG]                             Witness:/s/AIMEE WORAM
        ---------------------------                ---------------------------
Name:  [ILLEGIBLE]                         Name: Aimee Woram
     ------------------------------             ------------------------------





120ER Purchase Agreement
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                                                                  PAGE 20 OF 20

                        PURCHASE AGREEMENT NO. GCT-008198
                                 ATTACHMENT "A"


In addition to the standard equipment detailed in Technical Description number TD-120/9801, dated February 1998, as referred to in the Purchase Agreement, the equipped AIRCRAFT configuration as selected by BUYER will include some non-standard items. The complete list of equipment is detailed hereinbelow. In case of any conflict between this Attachment and TD-120/9801, this Attachment shall control.


DESCRIPTION

A)       STANDARD EMB-120ER BRASILIA AIRCRAFT:

        Basic commuter configuration, incorporating the following equipment and features:

        - Four-blade, constant speed, full feathering and unfeathering, beta mode, overspeed protection and synchrophasing, Hamilton Standard propellers, model 14 RF-9

        - Pressurization system, with nominal differential pressure of 7.0 psi

        - Air conditioning supplied by two air cycle machines and intake for external supply

        -       Oxygen system: demand masks for crew and drop-out masks for pax

        - Fuel system with two gravity refueling points and one pressure refueling point

        -       Four electric fuel booster pumps

        -       Complete anti-ice/de-ice system

        - Complete Bruce Lighting system interior lighting with cabin light control at attendant post station

        -       Logotype lights

        -       Two Rotating Beacons



120ER Purchase Agreement
--------------------------------------------------------------------------------
Attachment A                                                         Page 1 of 6

        -       Dual flight controls and instruments

        -       Adjustable SICMA seats for pilot and copilot

        -       Rear plug-in baggage cargo/baggage door (1.30m x 1.36m)

        -       Front pax airstairs door (0.77m x 1.70m)

        -       Complete carpeting, sidewall and headliner with finishing

B)      BASIC AVIONICS PANEL:

        1 (one) SMITHS Counter Pointer Encoding Altimeter

        2 (two) SMITHS Vertical Speed Indicators

        2 (two) SMITHS Airspeed Indicators

        1 (one) JET Stand-by Gyro Horizon

        I (one) AMETEK Outside Air Temperature Indicator

        2 (two) Digital Clocks

        1 (one) AMETEK Stand-by Compass

        1 (one) DORNE & MARGOLIN DMELT-8 Emergency Locator Transmitter

        1 (one) AVTECH Remote Audio Unit for ground crew

        2 (two) AVTECH Audio Control Units

        1 (one) AVTECH Public Address/Cabin Interphone Unit

        2 (two) COLLINS VHF-22A VHF/COMM

        2 (two) COLLINS VIR-32 VHF/NAV Receivers

        1 (one) COLLINS ADF-60A ADF System

        2 (two) COLLINS RMI-36 Radio Magnetic Indicators

        2 (two) COLLINS AHRS-85 Attitude and Heading Ref Systems

120ER Purchase Agree
--------------------------------------------------------------------------------
Attachment A                                                         Page 2 of 6

        2 (two) COLLINS EADI-86 Electronic Attitude Director Indicators (5"x6")

        2 (two) COLLINS EHSI-86 Electronic Horizontal Situation Indicators (5"x6"), including DPU-86.

        1 (one) COLLINS Automatic Pilot System (APS-65), composed of:

        -       Autopilot/Flight Director Computers
        -       Air Data Sensors
        -       2 Flight Control Panels
        -       Autopilot Panel

        1 (one) COLLINS DME42 DME System

        2 (two) COLLINS TDR-94 Transponder System

        1 (one) COLLINS WXR-350 Color Weather Radar

        1 (one) COLLINS ALT-55 Radio Altimeter

C)       OPTIONAL AVIONICS:

        1.      Third Collins VHF-22A VHF/COMM with CTL-22

        2.      Second Collins DME-42 System

        3.      CVR - Solid State

        4.      FDR - Solid State

        5.      IDC Altitude Preselect System with Servo Encoding Altimeter

        6.      GPWS - Sundstrand Mark VI Ground Proximity Warning System

        7.      Complete Installation of TCAS-1 - B. F. Goodrich







120ER Purchase Agreement
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Attachment A                                                         Page 3 of 6

D)      OPTIONAL SYSTEMS/OTHER EQUIPMENT:

        1.      P&W 118B Engines

        2.      Complete APU System with Garrett unit FTCP36-150 (AA)

        3.      High Altitude Oxygen System (Gaseous type)

        4.      Polyurethane painting

        5.      Cargo Door Anti-blockage Barrier

        6.      Reinforced 700 kg cargo compartment bulkhead

        7.      Advanced Version (EMB-120ER)

        8.      Engine Oil Aero Exxon Turbo Oil 2380

E)      INTERIOR:

        The first four (4) AIRCRAFT shall have the following interior configuration:

        1. External flushing dry toilet (FDT1), including toilet seat, paper towel dispenser, miscellaneous items, toilet paper and waste container,

        2. Afterward left-hand side galley (FGL2), including miscellaneous items, two (2) hot jugs (1 gal.) - 28VDC (Manufacturer: Midland Ross - model 306-140 or equivalent), two (2) ice box, two (2) miscellaneous, one (1) provisions of half size trolley, one (1) paper napkins, one (1) folding work table,

        3. 30 Pax Carbon fiber Seats 9G certified, according to FAR 25.561 and 25.785 - Amendment 25-63

        4. Observer Station - includes folding seat; oxygen mask connected to the crew system; seat belts; audio unit

        5. Flight Attendant Station - includes: folding seat; oxygen mask: cabin interphone handset; seat belts; flashlight; fire extinguisher; control panel for: air conditioning, cabin light, main door; life vest behind headset

        6.      Overhead baggage bins - 6 units



120ER Purchase Agreement
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Attachment A                                                         Page 4 of 6

           The fifth AIRCRAFT and all subsequent AIRCRAFT shall have the following interior configuration:

        1. External flushing dry toilet (ADT1), including toilet seat, paper towel dispenser, miscellaneous items, toilet paper and waste container.

        2. Afterward left-hand side galley (AGL1), including miscellaneous items, two (2) hot jugs (1 gal.) - 28VDC (Manufacturer: Midland Ross - model 306-140 or equivalent), two (2) standard' units provisions and waste container.

        3. Afterward right-hand side galley (AGR3), including miscellaneous items, icebox, three (3) standard units provisions, galley service door and folding table.

                Note Neither galley includes standard unit equipment and optional interphone.

        4. 30 Pax Carbon fiber Seats 9G certified, according to FAR 25.561 and 25.785 - Amendment 25-63.

        5. Observer Station - includes folding seat; oxygen mask connected to the crew system; seat belts; audio unit

        6. Flight Attendant Station - includes: folding seat; oxygen mask; cabin interphone handset; seat belts; flashlight; fire extinguisher; control panel for: air conditioning, cabin light, main door, life vest behind headset

        7.      Overhead baggage bins - 6 units

F)      WEIGHT

        For the first four (4) AIRCRAFT,

        EMBRAER hereby represents that (i) the Basic Empty Weight (BEW) of the first four (4) AIRCRAFT, in the specific configuration described in this Attachment "A", shall not be greater than 16,387 Lbs, with a tolerance of plus or minus one percent (+/- 1%), and (ii) the Maximum Baggage Allowed (with 30 pax) shall be 1,477 Lbs.

        For the fifth AIRCRAFT and all subsequent AIRCRAFT, EMBRAER hereby represents as follows:



120ER Purchase Agreement
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Attachment A                                                         Page 5 of 6

        EMBRAER hereby represents that (i) the Basic Empty Weight (BEW) of the AIRCRAFT, in the specific configuration described in this Attachment "A", shall not be greater than 16,405 Lbs, with a tolerance of plus or minus one percent (+/- 1%), and (ii) the Maximum Baggage Allowed (with 30 pax) shall be 1,543 Lbs.



120ER Purchase Agreement
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Attachment A                                                         Page 6 OF 6

                                 ATTACHMENT "B"

            AIRCRAFT FINISHING, REGISTRATION MARKS,_FERRY EQUIPMENT,
                   SPARE PARTS POLICY AND LIST OF PUBLICATIONS

1.      FINISHING

        a. Exterior Finishing: The AIRCRAFT shall be painted according to BUYER's color and paint scheme which shall be supplied to EMBRAER by BUYER on or before six (6) months prior to the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE, except in the case of the FIRST AND SECOND AIRCRAFT which will be delivered in the current EMBRAER paint scheme. For the third through twentieth AIRCRAFT the paint scheme shall be agreed by the PARTIES within one week after signature of the Purchase Agreement.

        b. Interior Finishing: BUYER shall inform EMBRAER on or before seven (7) months prior to the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE of its choice of materials and colors of all and any item of interior finishing, such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain, except in the case of the FIRST AND SECOND AIRCRAFT, which will be delivered as is. For the third through twentieth AIRCRAFT, the choice of materials and colors shall be agreed by the PARTIES within one week after signature of the Purchase Agreement.

        c. The above-mentioned schedule for definition of interior finishing shall only be applicable if BUYER selects its materials from the choices offered and available by EMBRAER. In case BUYER opts to use different materials and/or patterns, such schedule shall be mutually agreed between the PARTIES at the time of signature of this Purchase Agreement.

2.      REGISTRATION MARKS

        Each AIRCRAFT shall be delivered to BUYER with the registration marks painted on it, which shall be supplied to EMBRAER by BUYER no later than ninety (90) days before the relevant AIRCRAFT CONTRACTUAL DELIVERY DATE, except in the case of the first three AIRCRAFT, which shall be supplied to EMBRAER by BUYER no later than the date of signature of the Purchase Agreement.



120ER Purchase Agreement
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Attachment B                                                         Page 1 of 4

3.      FERRY EQUIPMENT

        If it is necessary for any ferry equipment to be installed by EMBRAER for the ferry flight between Brazil and Fort Lauderdale, Florida, United States of America. EMBRAER may provide such equipment to BUYER, for a price to be previously agreed between the PARTIES. In this case, BUYER shall remove such ferry equipment from the AIRCRAFT at EMBRAER AIRCRAFT CORPORATION's facilities at Fort Lauderdale, Florida, United States of America. Such equipment shall be turned over to a representative of EMBRAER AIRCRAFT CORPORATION for the purpose of it being returned to EMBRAER in Brazil at BUYER's own expense.

        If such equipment is utilized for any reason, or if such equipment is not returned by BUYER, in EMBRAER's sole judgment in complete and perfect condition, BUYER shall fully indemnify EMBRAER for the value of such equipment, provided that in case of partial utilization of or damage to any such equipment, the value to be charged shall be the price of a new complete set of equipment.

        In such case the original equipment shall become property of BUYER. The above-mentioned payment shall be made to EMBRAER by BUYER upon presentation of a sight draft by EMBRAER.

        The presence of an EMBRAER qualified crew member during the ferry flight on the way to BUYER's facilities, to act as second in command and to assist in handling communication with Air Traffic Control (ATC) while overflying Brazilian airspace, shall depend on a previous agreement between the PARTIES provided that a written advance notice shall be given from BUYER to EMBRAER at least thirty (30) days prior to the date of such ferry flight.

4.      SPARE PARTS

        4.1.    Policy:

                EMBRAER's spare parts policy is to provide the following categories of spares as specified in the respective EMBRAER publications and available to be purchased through EMBRAER:

                -       Line Replaceable Units (LRU's);

                - Parts to repair and overhaul components manufactured under EMBRAER specification to be used only on the EMB-120 BRASILIA;

                -       Parts to line maintenance;

                - Parts to fulfill all maintenance tasks per maintenance manual and/or maintenance plan issued by EMBRAER;



120ER Purchase Agreement
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Attachment B                                                         Page 2 of 4

        -       EMBRAER-made parts;
        -       Aircraft Ground Equipment (AGE);
        -       Aircraft Ground Equipment spare parts manufactured under
        -       EMBRAER specifications;
        -       Special tools;
        -       Bulk material.

4.2.    Emergency Spare Parts Service:

        EMBRAER will maintain emergency spare parts service twenty-four (24) hours a day, seven (7) days a week. EMBRAER will deliver in F.C.A. condition at Sao Jose dos Campos, State of Sao Paulo, Brazil, or at any other port of clearance that may be chosen by EMBRAER and informed to BUYER, spare parts in inventory needed for aircraft-on-ground (AOG) orders within twenty-four (24) hours after receipt. EMBRAER will notify BUYER of the action taken to satisfy each emergency in accordance with the following schedule:

        -AOG (Aircraft-On-Ground).................................within 4 hours
        -Critical (Imminent AOG or Work Stoppage)................within 24 hours
        -Expedite (Less than published or quoted lead time)........within 7 days

4.3     Parts Exchange Program:

        According to its prevailing availability, EMBRAER may offer an "exchange program" for repairable parts whenever the vendor does not have its own exchange program.

4.4.    Parts Repair Program:

        For any repair required by BUYER on any EMBRAER or vendor repairable item, EMBRAER may assist BUYER to perform such repair in order to ensure the shortest turn around time (TAT).

4,5.    Pricing:

        EMBRAER will maintain a spare parts price list updated periodically. Items not shown on the list will be quoted on request.



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

5.      LIST OF PUBLICATIONS

        As provided for in Article 16 of this Agreement, the technical publications covering operation and maintenance shall be delivered to BUYER in accordance with the following list:


                                                                QTY
               TITLE                                            (Copies)
               -----                                            --------

        01.    AIRPLANE FLIGHT MANUAL (1)                        6
        02.    SUPPLEMENTARY PERFORMANCE MANUAL (1)              6
        03.    OPERATION MANUAL (1)                              6
        04.    WEIGHT & BALANCE (1)                              6
        05.    QUICK REFERENCE HANDBOOK (1)                      6
        06.    WIRING MANUAL                                     6
        07.    MAINTENANCE MANUAL                                6
        08.    MAINTENANCE REVIEW BOARD (FAA)                    6
        09.    AIRPORT PLANNING GUIDE                            6
        10.    ILLUSTRATED PARTS CATALOG                         6
        11.    MAINTENANCE PLANNING GUIDE                        6
        12.    STRUCTURAL REPAIR                                 6
        13.    ILLUSTRATED TOOL EQUIPMENT LIST                   6
        14.    POWERPLANT BUILD-UP                               6
        15.    AUXILIARY POWER UNIT BUILD UP                     6
        16.    INSTRUCTIONS FOR GROUND FIRE
                EXTINGUISHING AND RESCUE                         6
        17.    DISPATCH DEVIATION PROCEDURES MANUAL (1)          6
        18.    FAULT ISOLATION MANUAL                            6
        19.    RAMP ISOLATION MANUAL                             6
        20.    SERVICE & INFORMATION BULLETIN SET                6
        21.    VENDOR SERVICE PUBLICATIONS (2)                   6
        22.    OPERATIONS BULLETIN                               6

               (1)     Extra copy with each AIRCRAFT
               (2)     To be delivered by the supplier.


In the event BUYER elects not to take all or any portion of the publications referred to hereinabove, no refund or other financial adjustment of the contract price or additional concession/credit will be made since the publications are offered to BUYER by EMBRAER free of charge.



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

                                 ATTACHMENT "C"

                 WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
                                EMB-120 BRASILIA


1. EMBRAER subject to the conditions and limitations hereby expressed, warrants all EMB-120 BRASILIA AIRCRAFT as follows:

        a. For a period of twenty-four (24) months from the date of delivery to the first BUYER, the AIRCRAFT will be free from:

                - Defects in materials, workmanship and manufacturing processes in relation to parts manufactured by EMBRAER or by its subcontractors holding an EMBRAER part number;

                - Defects inherent to the design of the AIRCRAFT and its parts designed and manufactured by EMBRAER or by its subcontractors holding an EMBRAER part number.

        b. For a period of twelve (12) months from the date of delivery to the first BUYER, the AIRCRAFT will be free from:

                - Defects in operation of vendor (EMBRAER's supplier) manufactured parts, not including the engines and their accessories and the landing gear system parts, as well as failures of mentioned parts due to incorrect installation or installation not complying with the instructions issued or approved by their respective manufacturers;

                - Defects due to non-conformity to the technical specification referred to in the purchase agreement of the AIRCRAFT.

        c. For a period of twelve (12) months or six thousand (6,000) landings, whichever occurs first, from the date of delivery to the first BUYER, the AIRCRAFT will be free from:

                - Defects in operation of the landing gear system parts supplied by ERAM, as well as failures of mentioned parts due to incorrect installation or installation not complying with the instructions issued or approved by the manufacturer.



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

                Once the above-mentioned periods have expired, EMBRAER will transfer to BUYER the original Warranty issued by the vendors, if it still exists.

2. EMBRAER, subject to the conditions and limitations hereby expressed, warrants that:

        a. All spare parts or Aerospace Ground Equipment, which have been manufactured by EMBRAER or by its subcontractors holding an EMBRAER part number which will permit their particular identification and which have been sold by EMBRAER or its representatives, will, for a period of twelve (12) months from the date of the invoice, be free from defects of material, workmanship, manufacturing processes and defects inherent to the design of the above mentioned parts or Aerospace Ground Equipment.

        b. All spare parts or Aerospace Ground Equipment which have been designed and manufactured by vendors, not including engines and their accessories, and stamped with a serial number which will permit their particular identification and which have been sold by EMERAER or its representatives, will, for a period of six (6) months from the date of the invoice, be free from malfunction, defect of material and manufacture.

3. The obligations of EMBRAER as expressed in this Warranty are limited to replace or repair, depending solely upon its own judgment, the parts that are returned to EMBRAER or its representatives, at BUYER's own expenses, adequately packed, within a period of sixty (60) days after the occurrence of the defect, provided that EMBRAER agrees that such components are indeed defective and that the defect has occurred within the periods stipulated in this certificate.

        NOTE: Notification of any defect claimed under Article 3 above must be given to EMBRAER within thirty (30) days after such defect is found.

        Parts supplied to BUYER as replacement for defective parts are warranted for the balance of the warranty period still available from the original Warranty of the exchanged parts. However, freight, insurance, taxes and other costs eventually incurred during the shipment to EMBRAER or its representatives, reinstallation and adjustments are BUYER's responsibility.



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

4. EMBRAER will accept no warranty claims under any of the circumstances listed below:

        a. When the AIRCRAFT has been used in an attempt to break records, or subjected to experimental flights, or any other way not in conformity with the flight manual or the airworthiness certificate, or subjected to any manner of use in contravention of the applicable aerial navigation or other regulations and rules issued or recommended by government authorities of whatever country in which the AIRCRAFT is operated, when accepted and recommended by I.C.A.O.;

        b. When the AIRCRAFT or any of its parts have been altered or modified by BUYER, without prior approval from EMBRAER or from the manufacturer of the parts through a Service Bulletin;

        c. Whenever the AIRCRAFT or any of its parts have been involved in an accident, or when parts either defective or not complying to manufacturer's design or specification have been used;

        d. Whenever parts have had their identification marks, designation, seal or serial number altered or removed;

        e. In the event of negligence, misuse or maintenance services done on the AIRCRAFT or any of its parts not in accordance with the respective maintenance manual;

        f. In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to EMBRAER or its representatives.

5. This Warranty does not apply to defects presented by expendable items, whose service life or maintenance cycle is lower than the warranty period, and to materials or parts subjected to deterioration.

6. The Warranty hereby expressed is established between EMBRAER and the first BUYER, and it cannot be transferred or assigned to others, unless by written consent of EMBRAER, according to Article 16 of the Purchase Agreement of which this is an Attachment.

7. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND REMEDIES OF BUYER SET FORTH IN THIS WARRANTY CERTIFICATE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER



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

        WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND ANY ASSIGNEE OF EMBRAER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESSED OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT OR FAILURE FOR ANY OTHER REASON, IN ANY AIRCRAFT OR OTHER THING DELIVERED UNDER THE PURCHASE AGREEMENT OF WHICH THIS IS AN ATTACHMENT INCLUDING DATA, DOCUMENT, INFORMATION OR SERVICE, INCLUDING BUT NOT LIMITED TO:

        a.      ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

        b. ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

        c. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OR OTHER RELATED CAUSES OF EMBRAER OR ANY ASSIGNEE OF EMBRAER, WHETHER ACTIVE, PASSIVE OR IMPUTED; AND

        d. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY AIRCRAFT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

8. No representative or employee of EMBRAER is authorized to establish any other warranty than the one hereby expressed, nor to assume any additional obligation relative to the matter, in the name of EMBRAER and therefore any such statements eventually made by or in the name of EMBRAER shall be void and without effect.



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

                                 ATTACHMENT "D"

                                   EMB - 120
                                   ---------

                               ESCALATION FORMULA
                               ------------------

                                     *****

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
        *****


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
        *****


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